Exhibit 10.3

Bottomline Technologies 325 Corporate Drive Portsmouth, NH 03801 P 603.436.0700

November 17, 2016

Mr. Joe Mullen

Dear Joe:

The letter agreement dated November 14, 2013 (the “2013 Letter Agreement”), between you and Bottomline Technologies set forth the amended and restated terms under which you would continue to be retained as Chairman for the three-year period ending November 17, 2017. The purpose of this letter agreement (the “2016 Letter Agreement”) is to extend the term of the 2013 Letter Agreement for an additional three years, through November 19, 2020, subject to certain modifications described below.

A.	For the period commencing on November 17, 2017 and ending on November 19, 2020, Bottomline Technologies agrees to retain your services as Chairman for a fee of $115,000 per year.

B.	With respect to Sections 4 (Stock Options and Restricted Stock) and 5 (Vesting) of the 2010 Letter Agreement, any references to the date, “November 17, 2014,” (which were updated to “November 17, 2017” in the 2013 Letter Agreement) shall be replaced with “November 19, 2020”.

C.	With respect to Section 6 (Health Insurance), the reference to “age 65” was replaced with “age 70” in the 2013 Letter Agreement and will continue to be “age 70”.

Except as otherwise expressly stated herein, all other terms of the 2013 Letter Agreement shall remain in full force and effect.

Agreed as of the date set forth above.

BOTTOMLINE TECHNOLOGIES (de), INC.

By:	/s/ Michael J. Curran	/s/ Joseph L. Mullen
	Michael J. Curran	Joseph L. Mullen
Chairman of Compensation Committee

By:	/s/ Jennifer Gray
Jennifer Gray
Member of Compensation Committee

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